Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 27, 2015, relating to the consolidated financial statements of WMI Holdings Corp., which appears in the Annual Report on Form 10-K of WMI Holdings Corp. for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Amendment to the Registration Statement on Form S-3.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

November 23, 2015